Exhibit 3.72
AMENDED & RESTATED
CODE OF REGULATIONS OF
HABILITATION OPPORTUNITIES OF OHIO, INC.
ARTICLE I
PRINCIPAL OFFICE
     The place of the principal office of the corporation in the State of Ohio is the City of Cincinnati, Hamilton County.
ARTICLE II
SHAREHOLDERS
     SECTION 1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation in the State of Ohio, or at such other place within or without the State of Ohio as may be determined by the board of directors and as shall be designated in the notice of said meeting, no later than the last day of the fourth month following the close of each fiscal year, on such date and at such time as the board of directors shall determine, for the purpose of electing directors, for the consideration of reports to be laid before the meeting, and for the transaction of such other business as may properly be brought before the meeting.
     If the election of directors is not held at any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting.
     SECTION 2. Special Meetings. Special meetings of the shareholders shall be held at the principal office of the corporation in the State of Ohio, or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.
     SECTION 3. Calling Meetings. All meetings of the shareholders shall be called upon the written request of: (1) the chairman of the board, if any, or the president, or in case of the absence, death or disability of both, the vice president authorized to exercise the authority of the president; (2) the directors, by action at a meeting or by a majority of the Directors acting without a meeting; or (3) shareholders holding at least twenty-five percent (25%) of all shares entitled to vote at the meeting. Calls for such meetings shall specify the time, place and purpose thereof. No business other than that specified in the call shall be considered at any special meeting.
     SECTION 4. Notice and Purpose of Meetings. Written notice of the purpose or purposes and of the day and hour and the place within or without the State of Ohio of every meeting of shareholders shall be given, by or at the direction of the president or the secretary, either personally or by mail, not less than seven days nor more than sixty days before the date of the meeting to each shareholder of record entitled to notice of such meeting. Such notice shall be directed to each shareholder at his address as it appears on the records of the corporation unless he shall have filed with the secretary of the corporation a written request that notices intended for him be sent to some other address, in which case it shall be mailed or delivered to the address designated in such request. Notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or personally delivered. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of shareholders shall be required. Notice of any meeting of shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder, which writing shall be filed with the records of the meeting. The attendance of a shareholder at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed a waiver by him of notice of the meeting. Except where otherwise required by law, notice of adjournment of a meeting of the shareholders of the corporation need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
     SECTION 5. Quorum. Except as otherwise required by the statutes of Ohio, shareholders holding a majority of shares entitled to notice of the meeting shall constitute a quorum at any and all meetings of shareholders. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn any meeting from time to time.
     SECTION 6. Organization. Meetings of the shareholders shall be presided over by the chairman of the board, if any, or if he is not present or there is no person filling that office, by the president, or if they are not present, by a vice president, or if none of the foregoing is present, by a chairman to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The secretary of the corporation, or in the absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the meeting shall choose any person present to act as secretary of the meeting.
     SECTION 7. Voting. Except in the election of directors, in which shareholders shall be entitled to cumulate their votes upon compliance with the provisions of the Ohio General Corporation Law, and except as otherwise provided in the articles, these regulations, or in the laws of the State of Ohio, at every meeting of the shareholders, each shareholder entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock held by him and registered in his name on the books of the corporation as of the applicable record date. Any vote on shares of the corporation may be given by the shareholder entitled thereto in person or by proxy appointed by an instrument in writing executed by such shareholder. A telegram, cablegram, or telex communication appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy is a sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Except as otherwise required by statute, the articles, or these regulations, or in electing directors, all matters coming before any meeting of the shareholders shall be decided by the vote of a majority in interest of the shareholders of the corporation present in person or proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors the candidates receiving the greatest number of votes shall be elected. If notice in writing is given by any shareholder entitled to vote to the president, a vice president, or the secretary of the corporation, not less than forty-eight hours before the time fixed for holding the meeting of the shareholders for the purpose of electing directors if notice of such meeting has been given at least ten days prior thereto, and otherwise not less than twenty-four hours before such time, that he desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice, each shareholder entitled to vote has the right to cumulate such voting power as he possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his votes on the same principle among two or more candidates, as he sees fit.
     SECTION 8. Record Date of Shareholders. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (1) receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of, or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases; the board of directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in (1), (2) and (3) above, shall not be more than sixty days preceding the date of the meeting of the shareholders or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Section 8, including the date of the meeting of shareholders and the period ending with the date, if any, to which it is adjourned.
     SECTION 9. List of Shareholders. Upon request of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists when certified by the officer or agent in charge of the transfer of shares shall be prima facie evidence of the facts shown therein.
     SECTION 10. Inspectors of Election. The directors in advance of any meeting of shareholders, may appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment. In case any person appointed as inspector fails to appear or to act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the officer or person acting as chairman. If there are three or more inspectors, the decision, act, or certificate of a majority of them shall be effective in all respects as the decision, act, or certificate of all. The inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, waivers, or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waivers and releases; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of any director, officer or shareholder of the corporation, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them.
     SECTION 11. Informal Action. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the corporation.
ARTICLE III
DIRECTORS
     SECTION 1. Powers, Number, Qualification, Term Quorum and Vacancies. All of the authority of the corporation shall be exercised by or under the direction of the board of directors. For their own government, the directors may adopt bylaws that are not inconsistent with the articles or these regulations.
     The initial board of directors shall consist of three (3) persons. Except as hereinafter provided, directors shall be elected at the annual meeting of the shareholders and each director shall be elected to serve until his or her successor is elected or until his earlier resignation, removal from office or death. The number of directors may be increased or decreased from time to time by the shareholders entitled to vote for directors. If the number of directors is increased, the additional directors may be elected by said shareholders. The number of directors shall never be less than three except that, if all of the shares of the corporation are owned of record by one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.
     Directors need not be shareholders.
     A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of the directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board when the board is authorized to fill a vacancy. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.
     The office of a director becomes vacant by reason of death, resignation or removal as provided by Section 1701.58 of the Ohio General Corporation Law and Section 5 of this Article III. In the event that the shareholders shall remove a director or directors or shall increase the number of directors, they may elect, at the meeting effecting the removal or the increase, a director to fill the vacancy or vacancies resulting therefrom. In the event that the shareholders do not fill such vacancy at such meeting, or an adjournment thereof, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill such vacancies. The board may in a similar manner fill any vacancy not resulting from a removal of a director by the shareholders or an increase in the number of directors.
     If the membership of the board of directors at any time falls below the number necessary to constitute a quorum, and the remaining directors are unable to elect a successor or successors to reconstitute such a quorum, a special meeting of shareholders shall be called and such number of directors shall be elected thereat as may be necessary to bring the board of directors to its full membership.
     SECTION 2. Meeting. Meetings of the board of directors shall be held at such place within or without the State of Ohio as may from time to time be fixed by resolution of the board of directors, or as may be designated in the notice calling the meeting. Regular meetings of the board of directors shall be held at such times as may from time to time be fixed by resolution of the board of directors, and special meetings may be held at any time upon the call of the chairman of the board, if any, the president, any vice president, or any two directors by oral, telegraphic, cabled, telexed or written notice duly served on or sent or mailed to each director not less than two days before such meeting. Notices of meetings need not specify the purposes of the meeting. A meeting of the board of directors may be held without notice immediately after a meeting of shareholders at which the directors are elected. Notice need not be given of regular meetings of the board of directors held at times fixed by resolution of the board of directors. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. Notice of the time, place, and purpose of any meeting may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.
     SECTION 3. Executive and Other Committees. Whenever the number of directors is more than three, the board of directors, in its discretion, may designate three or more directors to constitute an executive committee or other committees, which shall have and may exercise such powers of the board of directors in the management of the corporation as may be conferred or authorized by the resolutions appointing them. Such committee or committees shall act only during the intervals between meetings of the directors and shall not have the power to fill vacancies among the directors or in any such committee. A majority of the whole of such committee may determine its action and fix the time and place of its meetings, unless the board of directors otherwise provides. The board of directors shall have the powers at any time to fill vacancies in, to change the membership of, or to discharge any such committee and to appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of the particular committee.
     SECTION 4. Provisional Director. A provisional director may be appointed by the appropriate Court of Common Pleas in accordance with the provisions of Section 1701.911 of the Ohio Revised Code, and all provisions of these regulations shall be read as being subject to, and qualified by, that Section.

     SECTION 5. Removal of Directors. All the directors, or all the directors of a particular class, or any individual director, may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director.
     SECTION 6. Informal Action. Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, which writing or writings shall be filed with or entered upon the records of the corporation.
     SECTION 7. Compensation. Each director shall receive such compensation for his attendance at any regular or special meeting of the board of directors or any committee thereof as may be fixed from time to time by the board of directors. Each director shall be reimbursed for his reasonable expenses incurred in attending meetings of the board of directors or any committee thereof.
     SECTION 8. Meetings by Means of Communications Equipment Any meeting of the board of directors and any committee of directors may be held through the use of the telephone or any other communications equipment if all persons participating can hear each other. Participation in such a meeting constitutes presence at a meeting of the board of the directors or committee of directors, as the case may be.
ARTICLE IV
OFFICERS
     SECTION 1. Number. The board of directors, as soon as feasible after the election thereof held in each year, shall elect a president, a secretary and a treasurer, and from time to time may elect or appoint a chairman of the board, one or more vice presidents and such assistant secretaries, assistant treasurers and other officers as it may deem necessary. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the articles, the regulations, or the bylaws, if any, to be executed, acknowledged, or verified by two or more officers. The chairman of the board, if any, shall be elected from among the directors.
     SECTION 2. Terms and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the board of directors. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.
     SECTION 3. Powers and Duties. The officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be conferred from time to time by the board of directors. The vice president or vice presidents, the assistant secretary or assistant secretaries, and the assistant treasurer or assistant treasurers, in the order of their respective seniorities, in the absence or disability of the president, secretary or treasurer, respectively, shall perform the duties of such officer and shall generally assist the president, secretary or treasurer, respectively.
     SECTION 4. Bond. Any officer or employee may be required by the board of directors to give bond at the expense of the company. Any such bond shall be in such amount, on such terms, and with such sureties as the board of directors may approve. The board of directors may delegate the authority to approve bonds to any officer or committee of the board.
ARTICLE V
CERTIFICATES REPRESENTING SHARES
     SECTION 1. Form and Transfer. Each holder of shares shall be entitled to one or more certificates signed by the chairman of the board, if any, or the president or a vice president and by the secretary, an assistant secretary, the treasurer, or an assistant treasurer of the corporation, which shall certify the number and class of shares held by him in the corporation and shall contain such special statements as may be prescribed by the Ohio General Corporation Law. No certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation may be facsimile, engraved, stamped, or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered. The corporation may, but need not, issue a certificate for or including a fraction of a share or may otherwise act in this regard in accordance with the terms and conditions of the Ohio General Corporation Law.
     SECTION 2. Lost, Stolen, Destroyed or Mutilated Certificates. The provisions of the Ohio General Corporation Law, and such other provisions of law as may be referred to therein, shall govern in respect of lost, stolen, destroyed or mutilated certificates for shares of the corporation.
     SECTION 3. Transfer Agents and Registrars. The corporation may open transfer books in any state for the purpose of transferring shares issued by it, and it may employ agents to keep the records of its shares, or to transfer or to register shares, or both, in any state. The duties and liabilities of such agents shall be such as are agreed to by the corporation. If no such transfer agent is appointed by it to act in the State of Ohio, the corporation shall keep an office in the State of Ohio at which shares are transferable, and at which it keeps books in which are recorded the names and addresses of all shareholders and all transfers of shares.

ARTICLE VI
INDEMNIFICATION
     SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was -unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (1) the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     SECTION 2. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.
     SECTION 3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees; actually and-reasonably incurred-by-him in connection therewith.
     SECTION 4. Any indemnification under Sections 1 and 2 of this article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this article. Such determination shall be made (1) by a majority vote of a quorum consisting of directors of this corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (2) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it any attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified within the past five years, or (3) by the shareholders or (4) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under Section 4(1) of this article or by independent legal counsel under Section 4(2) of this article shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the corporation under Section 2 of this article, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     SECTION 5. Expenses, including attorney’s fees, incurred in defending any action, suit, or proceeding referred to in Sections 1 and 2 of this article, may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this article.
     SECTION 6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles or other provisions of these regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in any such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     SECTION 7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this article.
     SECTION 8. If this corporation is the surviving corporation in a merger, the indemnification rights given by this Article VI shall inure to the benefit of directors, officers, employees, agents or other persons acting for or associated with any constituent corporation in the capacities described in Sections 1 and 2 insofar as any such persons acted in such capacities for such constituent corporation and not for this corporation.

ARTICLE VII
TRANSACTIONS BETWEEN CORPORATION
AND ITS DIRECTORS OR OFFICERS
     No contract or transaction shall be void or voidable with respect to the corporation for the reason that it is between the corporation and one or more of its directors or officers, or between the corporation and any partnership, corporation, trust, association or other organization or entity in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meeting of the directors or a committee thereof which authorized such contract or transaction, if in any such case (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the directors or the committee and the directors or committee, in good faith reasonably justified by such facts, authorize the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee thereof, or the shareholders.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors, or of a committee thereof which authorized the contract or transaction.
     The directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension; disability and death benefits, for services to the corporation by directors and officers, or to delegate such authority to one or more officers or directors.
ARTICLE VIII
BOOKS AND RECORDS
     The corporation shall keep correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, directors, and committees of the directors, and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time.

ARTICLE IX
FISCAL YEAR
     The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the last day of December next following, unless otherwise determined by the Board of Directors.
ARTICLE X
CORPORATE SEAL
     The Board of Directors may adopt a corporate seal. If a corporate seal is adopted, it shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the year of its incorporation and the word, “Seal.”
ARTICLE XI
AMENDMENTS
     The regulations of the corporation shall be subject to alteration, amendment, or repeal, and new regulations not inconsistent with any provision of the articles of incorporation or statute, may be made, either by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation, at any annual or special meeting of the shareholders, or, without such meeting, by the written consent of the holders of shares entitling them to exercise a majority of the voting power. If the regulations are amended or new regulations are adopted without a meeting of the shareholders, the secretary of the corporation shall mail a copy of the amendment or the new regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.
ARTICLE XII
EMERGENCY REGULATIONS AND BYLAWS
     In the event of an emergency, as defined in Revised Code Section 1701.01(U), directors’ meetings may be held and conducted as provided at the time in Revised Code Section 1701.11(F), and any action so taken shall be the action of the corporation. The provisions of that subsection with regard to executive and other officers shall also apply. The directors operating during an emergency shall have authority to adopt such bylaws as they deem best for the conduct of their meetings.
     Adopted as of May 28, 2004.